EXHIBIT (d)(10)


                           TALK AMERICA HOLDINGS, INC.

                                       To

                            WILMINGTON TRUST COMPANY
                                     Trustee

                          ----------------------------

                          SUPPLEMENTAL INDENTURE NO. 1

                              Dated as of [ ], 2002

                                       to

                                    INDENTURE

                          Dated as of [_________], 2002

                          ----------------------------

                              U.S. [_____________]

          8% Convertible Senior Subordinated Notes due August 15, 2007

                           TALK AMERICA HOLDINGS, INC.

                          SUPPLEMENTAL INDENTURE NO. 1
                       Dated as of [______________], 2002

          8% Convertible Senior Subordinated Notes due August 15, 2007

SUPPLEMENTAL INDENTURE NO. 1, dated as of [__________], 2002, between TALK AMERICA HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Delaware with executive offices located at 12020 Sunrise Valley Drive, Suite 250, Reston, Virginia 20191 (hereinafter sometimes called the "Company") and WILMINGTON TRUST COMPANY, with offices located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890 (hereinafter sometimes called the "Trustee") as Trustee under an indenture of the Company (the "Indenture") dated as of [______________], 2002.

                             RECITALS OF THE COMPANY

         Section 301 of the Indenture provides for the issuance from time to time of debentures, notes, bonds or other evidences of indebtedness (the "Securities") of the Company, issuable for the purposes and subject to the limitations contained in the Indenture. The Company has duly authorized the creation of an issue of its Securities named its 8% Convertible Senior Subordinated Notes Due August 15, 2007 of the tenor and in the amount hereinafter set forth.

         Section 901 of the Indenture provides that the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into one or more indentures supplemental to the Indenture to establish, among other things, the form and terms of Securities of any series as permitted by Section 301 of the Indenture and to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities or to surrender any right or power therein conferred upon the Company.

         The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 1, and all things necessary have been done to make the Notes (as defined below), when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture No. 1 a valid agreement of the Company, in accordance with its terms.

                        NOW, THEREFORE, THIS SUPPLEMENTAL
                           INDENTURE NO. 1 WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities of the series provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of such series, as follows:

                                   Article I

                            The Series of Securities

         Section 1.01 There shall be a series of Securities designated the 8% Convertible Senior Subordinated Notes due August 15, 2007 of the Company, limited in aggregate principal amount to [$________] (herein, the "Notes").

         Section 1.02 Each Note shall be substantially in the form and contain the terms and provisions set forth in the form of Note attached hereto as Exhibit A and incorporated by reference herein. If any provision of this Supplemental Indenture No. 1 limits, qualifies, or conflicts with any term or provision of the Notes, such provision in the Notes shall control.

                                   Article II

                       Relation to Indenture; Definitions

         Section 2.01 This Supplemental Indenture No. 1 constitutes an integral part of the Indenture and shall be construed in connection with and as part of the Indenture.

         Section 2.02 For all purposes of this Supplemental Indenture No. 1, capitalized terms used herein without definition shall have the meanings specified in the Indenture. If any term is defined in this Supplemental Indenture No. 1 and in the Indenture, such term shall have the meaning assigned to it in this Supplemental Indenture No. 1.

                                  Article III

                                    Covenants

         Section 3.01 The provisions of Article Ten of the Indenture entitled "Covenants" shall be applicable to the Notes.

                                   Article IV

                                   Redemption

         Section 4.01 The provisions of Article Eleven of the Indenture entitled "Redemption of Securities" shall be applicable to the Notes.

         Section 4.02 The Notes may be redeemed at any time, in whole or in part (in any integral multiple of $100), at the option of the Company upon not less than 30 nor more than 60 days' prior notice to the Holders thereof, at par value, plus accrued and unpaid interest thereon to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an Interest Payment Date).

         On or after the redemption date, interest will cease to accrue on the Notes, or portion thereof, called for redemption.

                                   Article V

                                  Sinking Funds

         Section 5.01 The provisions of Article Twelve of the Indenture entitled "Sinking Funds" shall not be applicable to the Notes.

                                   Article VI

                                  Subordination

         Section 6.01 The provisions of Article Thirteen of the Indenture entitled "Subordination of Securities" shall be applicable to the Notes.

                                  Article VII

                                   Conversion

         Section 7.01 The provisions of Article Fourteen of the Indenture entitled "Conversion of Securities" shall be applicable to the Notes.

         Section 7.02 The Conversion price for the Notes into Common Stock is $5.00 per share, subject to certain adjustments as described in Article Fourteen of the Indenture.

                                  Article VIII

                       Defeasance and Covenant Defeasance

         Section 8.01 The provisions of Article Fifteen of the Indenture entitled "Defeasance and Covenant Defeasance" shall not be applicable to the Notes.

                                   Article IX

                                  Miscellaneous

         Section 9.01 The recitals of fact herein and in the Notes shall be taken as statements of the Company and shall not be construed as made by the Trustee.

         Section 9.02 THIS SUPPLEMENTAL INDENTURE NO. 1 AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 9.03 In case any one or more of the provisions contained in this Supplemental Indenture No. 1 or in the Notes should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

         Section 9.04 Wherever in this Supplemental Indenture No. 1 any of the parties hereto is named or referred to, such reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture No. 1 contained by or on behalf of the Company or the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

         Section 9.05

                  (a) This Supplemental Indenture No. 1 may be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

                  (b) The descriptive headings of the several Articles of this Supplemental Indenture No. 1 were formulated, used and inserted in this Supplemental Indenture No. 1 for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, all as of the day and year first above written.

                                            WILMINGTON TRUST COMPANY

                                               as Trustee

                                            By: _______________________
                                                Name:
                                                Title:

                                            TALK AMERICA HOLDINGS, INC.


                                            By: ________________________________
                                                Name:  Aloysius T. Lawn IV
                                                Title: Executive Vice President-
                                                       General Counsel and
                                                       Secretary

STATE OF ______________)
                       :     ss:
COUNTY OF _____________)



         On the ___day of [_______], [___], before me personally came _________________, to me known, who, being by me duly sworn, did depose and say that he resides at _____________________________; that he is a Trust Officer of Wilmington Trust Company, one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed to the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation; and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

                                                     ---------------------
                                                         Notary Public

STATE OF PENNSYLVANIA  )
                       :     ss:
COUNTY OF BUCKS        )



         On the ___day of [_______], [___], before me personally came Aloysius
T. Lawn IV, to me known, who, being by me duly sworn, did depose and say that he resides at 1409 Bramble Lane, West Chester, PA 19380; that he is an Executive Vice President-General Counsel and Secretary of Talk America Holdings, Inc., one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed to the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation; and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

                                                     ---------------------
                                                         Notary Public

                                                                       EXHIBIT A

                  FORM OF CONVERTIBLE SENIOR SUBORDINATED NOTE

                             [FORM OF FACE OF NOTE]

                           [Global Securities Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.
    -----------------------

                                                               Cusip No.


                           TALK AMERICA HOLDINGS, INC.
                     8% CONVERTIBLE SENIOR SUBORDINATED NOTE
                                    DUE 2007

                           TALK AMERICA HOLDINGS, INC.

         Talk America Holdings, Inc., a Delaware corporation, promises to pay to _______________________________________ or registered assigns, the principal sum indicated on Schedule A hereof on ______________________, 2007.

         Interest Payment Dates: February 15 and August 15, commencing August 15, 2002.

         Record Dates: __________________ and ____________.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, Talk America Holdings, Inc. has caused this Note to be signed manually or by facsimile by its duly authorized Officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:
       -----------------------------

                                                 TALK AMERICA HOLDINGS, INC.,


                                                    by

[Seal]

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the
8% Convertible Subordinated Notes due 2007 described in the within-mentioned
Indenture.
WILMINGTON TRUST COMPANY, as Trustee,

by

Authorized Officer

                           TALK AMERICA HOLDINGS, INC.

                8% Convertible Senior Subordinated Note Due 2007

         1. Interest. TALK AMERICA HOLDINGS, INC., a Delaware corporation (the "Company"), is the issuer of the 8% Convertible Subordinated Notes Due 2007 (the "Notes"), of which this Note is a part. The Company promises to pay interest on the Notes in cash semiannually on each February 15 and August 15, commencing on August 15, 2002, to holders of record on the immediately preceding February 1 and August 1.

         Interest on the Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from the date the Notes are issued. Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Notes, compounded annually.

         2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered holders of the Notes at the close of business on the record date for the next interest payment date even though the Notes are canceled after the record date and on or before the interest payment date. The Noteholder hereof must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

         3. Paying Agent and Registrar. The Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, or Conversion Agent without prior notice.

         4. Indenture. The Company issued the Notes under an indenture, dated as of [__________], 2002 (the "Indenture"), between the Company and Wilmington Trust Company, as Trustee, and under a supplemental indenture, dated as of [_____], 2002 (the "Supplemental Indenture No. 1"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture, those in the Supplemental Indenture No. 1, and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Noteholders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of the Company limited to an aggregate principal amount of $_____________. The Indenture does not limit the ability of the Company or any of its Subsidiaries to incur indebtedness or to grant security interests or liens in respect of their assets.

         5. Optional Redemption. The Notes will be subject to redemption at the option of the Company at any time, in whole or in part (in any integral multiple of $100) at par value, plus accrued and unpaid interest thereon to the Redemption Date.

         On or after the redemption date, interest will cease to accrue on the Notes, or portion thereof, called for redemption.

         6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed at his address of record. The Notes may be redeemed in part but only in integral multiples of $100. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture. Unless the Company defaults in making such redemption payment, or a Paying Agent is prohibited from making such payment pursuant to the Indenture, by law or otherwise, interest ceases to accrue on the Notes or portions of them called for redemption on and after the redemption date.

         If this Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Note is registered at the close of business on such record date.

         7. Mandatory Redemption. The Company will not be required to make mandatory redemption payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

         8. Subordination. The payment of the principal of, interest on or any other amounts due on the Notes is subordinated in right of payment to all existing and future Senior Debt of the Company, as described in the Indenture. Each Noteholder, by accepting a Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

         9. Conversion. The holder of any Note has the right, exercisable at any time after the Issuance Date and prior to the close of business (New York City time) on the Business Day immediately preceding the date of the Note's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $100) into shares of Common Stock at the initial Conversion Price of $5.00 per share, subject to adjustment under certain circumstances, except that if a Note is called for redemption, the conversion right will terminate at the close of business (New York City time) on the Business Day immediately preceding the date fixed for redemption.

         To convert a Note, a holder must (1) complete and sign a notice of election to convert substantially in the form set forth below, (2) surrender the Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Noteholder surrenders a Note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid to the registered holder of such Note on such record date. In such event, unless such Security has been called for redemption on or prior to such interest payment date, such Note, when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the portion so converted. The number of shares of Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

         A Note in respect of which a holder has delivered an "Option of Noteholder to Elect Purchase" form appearing below exercising the option of such holder to require the Company to purchase such Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture. The above description of conversion of the Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

         10. Denominations, Transfer, Exchange and Replacement. The Notes are in registered form, without coupons, in denominations of $100 and integral multiples of $100. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed. Replacement Notes for lost, stolen or mutilated Notes may be issued in accordance with the terms of the Indenture.

         11. Persons Deemed Owners. The registered Noteholder of a Note may be treated as its owner for all purposes.

         12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its request. After that, Noteholders of the Notes entitled to the money must look to the Company for payment, unless an abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         13. Defaults and Remedies. The Notes shall have the Events of Default as set forth in Section 501 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Noteholders in aggregate principal amount of the then-outstanding Notes by notice to the Company and the Trustee may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal and interest accrued on the Notes shall become due and payable immediately without further action or notice. Upon acceleration as described in either of the preceding sentences, the subordination provisions of the Indenture preclude any payment being made to Noteholders for at least five Business Days except as otherwise provided in the Indenture.

         The Noteholders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Noteholders of a majority in principal amount of the then-outstanding Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish compliance certificates to the Trustee annually. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

         14. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Noteholders of at least a majority in principal amount of the then-outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default may be waived with the consent of the Noteholders of a majority in principal amount of the then-outstanding Notes, including consents obtained in connection with a tender offer or exchange offer for Notes. Without the consent of any Noteholder, the Indenture or the Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Noteholders, to make any change that does not adversely affect the rights of any Noteholder, to qualify the Indenture under the TIA, or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

         15. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

         16. No Recourse Against Others. A director, Officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         17. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

         18. Authentication. The Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

         19. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (for tenants in common), TEN ENT (for tenants by the entireties), JT TEN (for joint tenants with right of survivorship and not as tenants in common), CUST (for Custodian), and U/G/M/A (for Uniform Gifts to Minors Act).

         20. Definitions. Capitalized terms not defined in this Note have the meaning given to them in the Indenture.

         The Company will furnish to any Noteholder of the Notes upon written request and without charge a copy of the Indenture. Request may be made to:

         Talk America Holdings, Inc.
         Attn: General Counsel and Secretary
         12020 Sunrise Valley Drive
         Suite 250
         Reston, Virginia  20191
         (703) 391-7500

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

                           Your Signature: _____________________________________
                                           (Sign exactly as your name appears on
                                           the other side of this Note)

                           Date: _______________________

                           Medallion Signature Guarantee: ______________________

                                   SCHEDULE A

         The initial principal amount at maturity of this Global Security shall be [$________]. The following increases or decreases in the principal amount of this Global Security have been made:

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              Amount of increase in
              Principal Amount of this
              Global Security              Amount of decrease in        Principal Amount of this      Signature of authorized
              including upon exercise      Principal Amount of this     Global Security following     officer of Trustee or
Date Made     of over-allotment option     Global Security              such decrease or increase     Securities Custodian
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

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

                               ELECTION TO CONVERT

To Talk America Holdings, Inc.:

         The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into Common Stock of TALK AMERICA HOLDINGS, INC. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:

         In whole _____                or       Portion of Note to be
                                                converted ($100 or any integral
                                                multiple thereof):
                                                $___________________________



                              Your Signature: __________________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Note.)

Please Print or Typewrite Name and
Address, Including Zip Code, and
Social Security or other Identifying
Number

                                                Medallion Signature Guarantee:*

                                                ________________________________





----------

* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.